UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Astrotech Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

    , 2012

To the Shareholders of Astrotech Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders for Astrotech Corporation (the “Company” or “Astrotech”) to be held at 401 Congress Ave, Suite 1650, Austin, TX 78701 on March 29, 2012, at 9:00 a.m. (Central time). Information about the meeting, the nominees for directors, and the proposals to be considered are presented in this Notice of Annual Meeting and the proxy statement on the following pages. At the meeting you will be asked to consider and vote on the following matters:

(i)	to elect six directors to the Company’s Board of Directors;

(ii)	to ratify the appointment of Ernst & Young as independent auditors for the Company;

(iii)	to approve a reverse stock split of the Company’s common stock in a ratio to be determined by the Board of Directors; and

(iv)	to transact any other business properly brought before the meeting.

The Board of Directors has approved these proposals and the Company urges you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the meeting. The Board of Directors has fixed the close of business on February 8, 2012 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

This proxy statement and accompanying proxy card are being mailed to our shareholders along with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and Quarterly Report on Form 10-Q for the period ended December 31, 2011. Voting can be completed by returning the proxy card, through the telephone at 1-866-390-5376 or online at www.proxypush.com/ASTC. Further detail can be found on the proxy card and in the “Voting of Proxies” section included below. Please refer to the Company’s Form 10-K filed on September 20, 2011 which has been incorporated herein by reference, for the Company’s officer and director compensation information, including the Company’s compensation discussion and analysis.

Important notice regarding the availability of proxy materials of the shareholder meeting to be held on March 29, 2012: the proxy statement, Form 10-K and Form 10-Q are available at http://www.astrotech.com/investors/proxy-statements.

Thank you for your assistance in voting your shares promptly.

By Order of the Board of Directors,

John M. Porter

Senior Vice President

Chief Financial Officer

and Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN

THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT

THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH

TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Astrotech Corporation, (the “Company” or “Astrotech”) a Washington corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held on March 29, 2012, at 9:00 a.m. (Central time) at 401 Congress Ave, Suite 1650, Austin, Texas 78701 (the “Annual Meeting”). This proxy statement, the accompanying proxy card, the Form 10-K for the fiscal year ended June 30, 2011 and the Form 10-Q for the period ending December 31, 2011 are being distributed to shareholders on or about         , 2012.

At the meeting you will be asked to consider and vote on the following matters:

(i)	to elect six directors to the Company’s Board of Directors;

(ii)	to ratify the appointment of Ernst & Young as independent auditors for the Company;

(iii)	to approve a reverse stock split of the Company’s common stock in a ratio to be determined by the Board of Directors; and

(iv)	to transact any other business properly brought before the meeting.

Internet Availability of Proxy Materials

In addition to mailing paper copies of the Company’s proxy statement, annual report on Form 10-K for the fiscal year ended June 30, 2011 and quarterly report on Form 10-Q for the period ending December 31, 2011, Astrotech is making these materials available to its shareholders via the Internet. The proxy statement, annual report on Form 10-K for the fiscal year ended June 30, 2011 and quarterly report on Form 10-Q for the period ending December 31, 2011 are available free of charge at http://www.astrotech.com/investors/proxy-statements.

Record Date and Voting Securities

The Board of Directors has fixed the close of business on February 8, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 19,376,800 outstanding shares of Astrotech’s common stock, no par value, including 674,313 shares of restricted stock with voting rights. Holders of common stock and restricted stock with voting rights are entitled to notice of the Annual Meeting and to one vote per share of common stock owned and restricted stock with voting rights granted as of the record date at the Annual Meeting. No shareholder shall be allowed to cumulate votes.

Proxies

The Board of Directors is soliciting a proxy in the form accompanying this proxy statement for use at the Annual Meeting and will not vote the proxy at any other meeting. Mr. Thomas B. Pickens III is the person named as proxy on the proxy card accompanying this proxy statement and is who the Board of Directors has selected to serve in such capacity. Mr. Pickens is Chairman of the Board of Directors and Chief Executive Officer.

Revocation of Proxies

Each shareholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Voting of Proxies

Because many Astrotech shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each shareholder an opportunity to vote on all matters scheduled to come before the meeting as set forth in this proxy statement. Shareholders are urged to read carefully the material in this proxy statement and vote through one of the following methods:

1.	Fully completing, signing, dating and timely mailing the proxy card;

2.	Calling 1-866-390-5376 and following the instructions provided on the phone line; or

3.	Accessing the internet voting site at www.proxypush.com/ASTC and following the instructions provided on the website.

Please keep your proxy card with you when voting via the telephone or internet. All proxies must be submitted by 5:00 p.m. (Eastern Time) on March 28, 2012 in order to be counted. Each proxy card that is (a) properly executed, (b) timely received by the Company before or at the Annual Meeting, and (c) not properly revoked by the shareholder pursuant to the instructions above will be voted in accordance with the directions specified on the proxy and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the Board appointed proxy in accordance with the recommendations of the Board of Directors.

Vote Required for Quorum

The holders of at least a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum.

Vote Required for Director Elections

The election of the six directors requires the vote of a plurality of the shares of common stock represented at the meeting. Abstentions will have no effect on the election of directors since only votes “For” or “Against” a nominee will be counted.

Vote Required for Auditor Ratification

The vote of the majority of the outstanding shares of common stock, present (in person or by proxy) and entitled to vote at the meeting is required to ratify the appointment of Ernst & Young as independent registered public accountants for the Company (Proposal 2). Abstentions will be the equivalent of an “Against” vote for Proposal 2.

Vote Required for Reverse Stock Split

The affirmative vote of a majority of all issued and outstanding shares of common stock is required to approve the Reverse Stock Split (Proposal 3). Abstentions will be the equivalent of an “Against” vote for Proposal 3.

Method of Tabulation and Broker Voting

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Many of the Company’s shares of common stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine shareholder matters such as the ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote at the Annual Meeting for such matter. For Proposal 1, only votes “For” or “Against” a nominee will be counted, so broker non-votes will have no effect on determinations of plurality for that proposal. Proposal 2 is considered a “routine” matter, so brokers will be able to vote uninstructed shares on that proposal. For Proposal 3, broker non-votes will have the same practical effect as votes against the proposal, because the vote of a majority of all outstanding shares of common stock is required for that proposal to pass.

Form 10-K

Shareholders may obtain, without charge, a copy of the Company’s 2011 Annual Report on Form 10-K for the fiscal year ended June 30, 2011 as filed with the Securities and Exchange Commission (“SEC”) on September 20, 2011. In addition, shareholders may obtain, without charge, a copy of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2011 as filed with the SEC on February 3, 2012. For copies, please contact Investor Relations at the address of the Company’s principal executive office: Astrotech Corporation, 401 Congress Ave, Suite 1650, Austin, Texas 78701. The Form 10-K and Form 10-Q are also available through the SEC’s website at www.sec.gov and through the Company’s website at http://www.astrotech.com/investors/proxy-statements.

GOVERNANCE OF ASTROTECH

The Company’s business affairs are managed under the direction of our Board of Directors in accordance with the Washington Business Corporation Act and the Amended and Restated Articles of Incorporation and Bylaws of the Company. The role of the Board of Directors is to effectively govern the affairs of the Company for the benefit of the Company’s shareholders and other constituencies and to ensure that Astrotech’s activities are conducted in a responsible and ethical manner. The Board of Directors strives to ensure the success of the Company through the election and appointment of qualified management, which regularly keeps members of the Board of Directors informed regarding the Company’s business and industry. The Board of Directors is committed to the maintenance of sound corporate governance principles.

The Company operates under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies which are available on the Company’s website at www.astrotechcorp.com, “For Investors.” These include the following:

•	Code of Ethics and Business Conduct

•	Code of Ethics for Senior Financial Officers

•	Shareholder Communications with Directors Policy

•	Complaint and Reporting Procedures for Accounting and Auditing Matters

•	Audit Committee Charter

•	Compensation Committee Charter

•	Corporate Governance and Nominating Committee Charter

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct applies to all directors, officers, and employees of Astrotech. The key principles of this code include acting legally and ethically, speaking up, getting advice, and dealing fairly with the Company’s shareholders. The Code of Ethics and Business Conduct is available on the Company’s website at www.astrotechcorp.com and is available to the Company’s shareholders upon request. The Code of Ethics and Business Conduct meets the requirements for a “Code of Conduct” under NASDAQ rules.

Code of Ethics for Senior Financial Officers

The Company’s Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and other designated senior financial professionals. The key principles of this Code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful financial disclosures to the Company’s shareholders. The Code of Ethics for Senior Financial Professionals is available on the Company’s website at www.astrotechcorp.com and is available to the Company’s shareholders upon request. The Code of Ethics for Senior Financial Professionals meets the requirements of a “Code of Ethics” under SEC rules.

Shareholder Communications with Directors Policy

The Company’s Shareholder Communications with Directors Policy provides a medium for shareholders to communicate with the Board of Directors. Under this policy, shareholders may communicate with the Board of Directors or specific Board members by sending a letter to Astrotech Corporation, Shareholder Communications with the Board of Directors, Attn: Secretary, 401 Congress Ave, Suite 1650, Austin, Texas 78701. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Complaint and Reporting Procedures for Accounting and Auditing Matters

The Company’s Complaint and Reporting Procedures for Accounting and Auditing Matters provide for the (i) receipt, retention, and treatment of complaints, reports, and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission of complaints, reports, and concerns by employees regarding questionable accounting or auditing matters. Complaints may be made to a toll-free independent “Integrity Helpline” telephone number and to a dedicated e-mail address. Complaints received are logged by the Company’s external legal counsel, communicated to the Company’s Audit Committee, and investigated under the direction of the Company’s Audit Committee. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, these procedures prohibit the Company from taking adverse action against any person submitting a good faith complaint, report, or concern.

The Board of Directors Role in Risk Oversight

The Board of Directors strives to balance the risk and return ratio for all Astrotech stakeholders. In doing so, management maintains regular communication with the Board of Directors, both on a formal and informal basis. This includes conversations on the state of the business, the industry and the overall economic environment with Astrotech management during formal Board of Directors meetings, formal Committee meetings and in more frequent informal conversations. Additionally, the Board of Directors utilizes its Committees to consider specific topics which require further focus, skill sets and/or independence, such as the Audit Committee and the Compensation Committee.

Committees of the Board of Directors

During fiscal year 2011, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each such committee currently consists of three persons and each member of the Audit, Compensation and Corporate Governance and Nominating Committees is required at the minimum to meet the independence requirements of the Nasdaq’s Listing Rules.

The Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee have adopted a charter that governs its authority, responsibilities and operation. The Company periodically reviews, both internally and with the Board of Directors, the provisions of the Sarbanes-Oxley Act of 2002, and the rules of the SEC and NASDAQ regarding corporate governance policies, processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a written Audit Committee Charter, a Compensation Committee Charter, and a Corporate Governance and Nominating Committee Charter, each of which may be found on the Company’s web site at www.astrotechcorp.com under “For Investors” or by writing to Astrotech Corporation, 401 Congress Avenue, Suite 1650, Austin, Texas 78701, Attention “Investor Relations” and requesting copies.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee was created by the Board of Directors. The Corporate Governance and Nominating Committee is comprised solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Corporate Governance and Nominating Committee and approved by the Board of Directors. The charter is available in the “For Investors” section of the Company’s web site at www.astrotechcorp.com. The primary purpose of the Corporate

Governance and Nominating Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board of Directors members and recommending director nominees for the next Annual Meeting of Shareholders. As of the end of fiscal year 2011 the Corporate Governance and Nominating Committee consisted of Mr. Adams (Chairman), Ms. Manning and Mr. Oliva. During fiscal year 2011, the Corporate Governance and Nominating Committee met twice.

Director Nomination Process

Astrotech’s six director nominees were approved by the Board of Directors in February 2012 after considering the recommendation of the Corporate Governance and Nominating Committee. The Company’s Articles of Incorporation provide that, with respect to any vacancies or newly created directorships, the Board of Directors will nominate individuals who receive a majority vote of the then sitting directors.

Regarding nominations for directors, the Corporate Governance and Nominating Committee identifies nominees in various ways. The Corporate Governance and Nominating Committee considers the current directors that have expressed interest in, and that continue to satisfy, the criteria for serving on the Board of Directors. Other nominees may be proposed by current directors, members of management, or by shareholders. From time to time, the Corporate Governance and Nominating Committee may engage a professional firm to identify and evaluate potential director nominees. Regarding the skills of the director candidate, the Corporate Governance and Nominating Committee considers individuals with industry and professional experience that complements the Company’s goals and strategic direction. The Corporate Governance and Nominating Committee has established certain criteria it considers as guidelines in considering nominations for the Board of Directors. The criteria include:

•	the candidate’s independence;

•	the candidate’s depth of business experience;

•	the candidate’s availability to serve;

•	the candidate’s integrity and personal and professional ethics;

•	the diversity of experience and background relative to the Board of Directors as a whole; and

•	the need for specific expertise on the Board of Directors.

The above criteria are not exhaustive and the Corporate Governance and Nominating Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. In order to ensure that the Board of Directors consists of members with a variety of perspectives and skills, the Corporate Governance and Nominating Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board of Directors is a financial expert and a majority of the Board of Directors meet all applicable independence requirements, the Corporate Governance and Nominating Committee looks for how the candidate can adequately address his or her fiduciary requirement and contribute to building shareholder value. With regards to diversity, the Company does not have a formal policy for the consideration of diversity in Board of Director candidates, but Company practice has historically considered this in director nominees and the Company expects to continue to in future nomination and review processes.

For purposes of the 2012 Annual Meeting, the Governance and Nominating Committee will consider any nominations received by the Secretary from a shareholder of record on or before         , 2012 (the 120th calendar day before the one-year anniversary date of the release of these proxy materials to shareholders). Any such nomination must be made in writing, must be accompanied by all nominee information that is required under the federal securities laws and must include the nominee’s written consent to be named in the Proxy Statement. The nominee must be willing to allow the Company to complete a background check. The nominating shareholder must submit their name and address, as well as that of the beneficial owner, if applicable, and the class and number of shares of Astrotech common stock that are owned beneficially and of record by such shareholder and such beneficial owner. Finally, the nominating shareholder must discuss the nominee’s qualifications to serve as a director.

The Audit Committee

The Audit Committee is composed solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Audit Committee and approved by the Board of Directors. The charter is available on the Company’s web site which is www.astrotechcorp.com. The Audit Committee is responsible for appointing and compensating a firm of independent registered public accountants to audit the Company’s financial statements, as well as oversight of the performance and review of the scope of the audit performed by the Company’s independent registered public accountants. The Audit Committee also reviews audit plans and procedures, changes in accounting policies, and the use of the independent registered public accountants for non-audit services. As of the end of fiscal year 2011, the Audit Committee consisted of Mr. Oliva (Chairman), Mr. Russler, and Ms. Manning. During fiscal year 2011, the Audit Committee met seven times. The Board of Directors has determined that John A. Oliva, Daniel T. Russler, Jr. and Sha-Chelle Manning met the qualification guidelines as an “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of Ernst & Young, the Company’s independent registered public accountants. Audit Committee policy requires the pre-approval of all audit and permissible non-audit services to be provided by independent registered public accountants in order to assure that the provision of such services does not impair the auditors’ independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals; provided, however, that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent registered public accountants.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services.

The Report of the Audit Committee can be found in this proxy statement following the Proposal 2 description.

The Compensation Committee

The Compensation Committee is composed solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Compensation Committee and approved by the Board of Directors in May 2004, and amended in May 2005. The charter is available on the Company’s web site, which is www.astrotechcorp.com. The Compensation Committee is responsible for determining the compensation and benefits of all executive officers of the Company and establishing general policies relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the Company’s 2008 Stock Incentive Plan, the 1994 Stock Incentive Plan, and the 1995 Directors’ Stock Option Plan in accordance with the terms and conditions set forth in those plans. As of the end of fiscal year 2011, the Compensation Committee consisted of Mr. Russler (Chairman), Mr. Readdy, and Mr. Oliva. During fiscal year 2011, the Compensation Committee met twice.

Astrotech’s Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by item 402(b) of Regulation S-K and, based on such review and discussion, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in Form 10-K for fiscal year ended June 30, 2011. The report of the Compensation Committee is set forth in the Form 10-K filed with the SEC on September 20, 2011.

Director Attendance at Annual Shareholders Meeting

The Board of Directors members are expected to attend the Annual Shareholders Meeting. All of the members of the Board of Directors who are standing for election attended last year’s Annual Meeting of Shareholders held on April 20, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file. Due dates for the reports are specified by those laws, and the Company is required to disclose in this document any failure in the past fiscal year to file by the required dates. Based solely on written representations of the Company’s directors and executive officers and on copies of the reports that they have filed with the SEC, the Company’s belief is that all of Astrotech’s directors and executive officers complied with all filing requirements applicable to them with respect to transactions in the Company’s equity securities during fiscal year 2011.

PROPOSAL 1 – ELECTION OF DIRECTORS

Upon the recommendation of the Corporate Governance and Nominating Committee, which is comprised entirely of independent directors, the Board of Directors has nominated Thomas B. Pickens III, Mark Adams, John A. Oliva, William F. Readdy, Sha-Chelle Manning and Daniel T. Russler, Jr. to the Board of Directors to serve as directors until the 2012 Annual Meeting of Shareholders. Each nominee has agreed to serve if elected.

All members of the Board of Directors are expected to be elected at the Annual Meeting. All directors shall hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified, or their earlier removal or resignation from office. The Company’s articles of incorporation authorize the Board of Directors from time to time to determine the number of its members. Vacancies in unexpired terms and any additional director positions created by Board action may be filled by action of the existing Board of Directors at that time, and any director who is appointed in this fashion will serve until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified, or their earlier removal or resignation from office.

The Board of Directors has determined that five of the six director nominees (indicated by asterisk in the following Table of “Information About Directors, Nominees and Executive Officers”) have no relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined by Rule 5605(a)(2) of the NASDAQ’s Listing Rules.

Not less than annually, the Board of Directors undertakes the review and approval of all related-party transactions. Related-party transactions include transactions valued at greater than $120,000 between the Company and any of the Company’s executive officers, directors, nominees for director, holders of greater than 5% of Astrotech’s shares and any of such parties’ immediate family members. The purpose of this review is to ensure that such transactions, if any, were approved in accordance with our Code of Ethics and Business Conduct and for the purpose of determining whether any of such transactions impacted the independence of such directors. There were no such transactions in fiscal year 2011. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of Astrotech’s subsidiaries and none of such persons have any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

The Board of Directors held three meetings during fiscal year ended June 30, 2011 and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during such period. The members of each committee and the chair of each committee are appointed annually by the Board of Directors.

Information about the number of shares of common stock beneficially owned by each director appears later in this proxy statement under the heading “Security Ownership of Directors, Executive Officers and Principal Shareholders.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Thomas B. Pickens III	Sha-Chelle Manning
William F. Readdy	Mark Adams
John A. Oliva	Daniel T. Russler, Jr.

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table shows information as of January 1, 2012 regarding members of and nominees for the Company’s Board of Directors:

Current & Nominee Directors	Principal Occupation	Age as of January 1, 2012	Director Since
Thomas B. Pickens III	Chairman and Chief Executive Officer of Astrotech Corporation	54	2004

Mark Adams*	Founder, President and CEO, Advocate MD Financial Group, Inc.	51	2007

John A. Oliva*	Managing Principal, Capital City Advisors, Inc.	55	2008

William F. Readdy*	Founder, Discovery Partners, International LLC	59	2008

Sha-Chelle Manning*	Managing Director, Nanoholdings LLC	44	2009

Daniel T. Russler, Jr.*	Principal, Family Asset Management LLC	48	2011

*	Indicates an “independent director”

Current Directors Nominated for Re-election

Thomas B. Pickens III

Mr. Pickens was named Astrotech’s Chief Executive Officer in January 2007 and Chairman in February 2008. In 1985, Mr. Pickens founded T.B. Pickens & Co., a company that provides consulting services to corporations, public institutions, and start-up organizations. Additionally, Mr. Pickens is the Managing Partner and Founder of Tactic Advisors, Inc., a company specializing in corporate turnarounds on behalf of creditors and investors that have aggregated to over $20 billion in value. Since 1985, Mr. Pickens has served as President of T.B. Pickens & Co. From 1991 to 2002, Mr. Pickens was the Founder and Chairman of U.S. Utilities, Inc., a company which operated 114 water and sewer utilities on behalf of various companies affiliated with Mr. Pickens. From 1995 to 1999, Mr. Pickens directed over 20 direct investments in various venture capital investments and was Founder and Chairman of the Code Corporation. From 1988 to 1993, Mr. Pickens was the Chairman of Catalyst Energy Corporation and was Chairman of United Thermal Corporation (NYSE). Mr. Pickens was also the President of Golden Bear Corporation, Slate Creek Corporation, Eury Dam Corporation, Century Power Corporation, and Vidilia Hydroelectric Corporation. From 1982 to 1988, Mr. Pickens founded Beta Computer Systems, Inc., and Sumpter Partners, and was the General Partner of Grace Pickens Acquisition L.P.

Mr. Pickens has served as a director since 2004 and became CEO in 2007. He brings a historical understanding of Astrotech and serves a key leadership role on the Board of Directors, providing the Board of Directors with in-depth knowledge on Astrotech’s and the industry’s challenges and opportunities. Mr. Pickens was intimately involved with the transformation of the Company from the legacy SPACEHAB business to the current core business of Astrotech Space Operations, including the conversion of over $50 million in debt to equity positions. Currently, Mr. Pickens communicates management’s perspectives on company strategy, operations and financial results to the Board of Directors. Mr. Pickens’ has extensive senior management experience, as well as experience as a member of multiple corporate boards.

Mark Adams

Mr. Adams founded Advocate, MD Financial Group, Inc., a leading Texas-based medical liability insurance holding company, in July 2003. Since July 2003, Mr. Adams has served as its Chairman, President, and Chief Executive Officer. He is also a founding partner in several other companies including the Endowment Development Group, a Houston-based life insurance company specializing in placing large multimillion dollar life insurance policies throughout the U.S. market. Mr. Adams founded Murphy Adams Restaurant Group in 2007 which owns and operates Mama Fu’s Asian House restaurants throughout the southeast United States. In 2008, Mr. Adams founded Small Business United, LLC, a non-profit organization that supports small businesses. Also in 2008, Mr. Adams co-founded ETMG (Employer’s Trust Management Group), LLC. Additionally in 2008, Mr. Adams founded Sozo Global, LLC, a rapidly expanding, international network marketing functional beverage and nutritional products company. Mr. Adams is the winner of the 2008 Prestigious Ernst and Young Entrepreneur of the Year Award for Central Texas. After his career with global public companies such as Xerox and Johnson & Johnson (1985-1988), beginning in 1988, Mr. Adams then spent the next 12 years at Bostik Adhesives where he served in senior management, sales and strategic business management roles for their worldwide markets in North America, Latin America, Asia, and Europe. In 1997, Mr. Adams then served as Global Sales Director for Bostik and General Manager of Bostik’s J.V. Company Nitta-Findley based in Osaka, Japan and later purchased a minority interest in Ward Adhesives, Inc. and served as General Manager, and Vice President of Sales and Marketing. Mr. Adams is also an advisory board member for the McCoy College of Business at Texas State University. Additionally, Mr. Adams has served as a director of Murphy Adams Restaurant Group, LLC, Ex-Pel, Inc., KLD Energy Technologies, Inc., Powerstations, LLC, Belize Grocery, LLC and Sundance, LLC. He has also served as chief executive officer of ETMG (Employers Test Management Group), LLC, Sozo Global, LLC, Viva Chocolate, LLC.

Mr. Adams brings to our Board a wide range of experience in business, with a particular focus on entrepreneurism. He has brought his diversity of thought to the Board of Directors since 2007, which positions him as the longest tenured director other than Mr. Pickens. As stated above, Mr. Adams serves as a director for several public and private companies, including Astrotech, providing the Board with expertise in management and corporate governance. Mr. Adams serves as the Chairman of the Corporate Governance and Nominating Committee.

John A. Oliva

John A. Oliva has 32 years of experience in the private equity, investment banking, capital markets, branch management, and asset management sectors. Since 2002, Mr. Oliva has been the Managing Principal of Southeastern Capital Partners BD Inc., a FINRA registered broker/dealer and independent investment banking and advisory firm. Since 2002, Southeast Capital Partners has provided financial advisory services, including mergers/acquisitions, underwriting and raising expansion capital to select mid-tier companies. In addition, Mr. Oliva is the Managing Partner of Capital City Advisors Inc., which provides private merchant banking services to clients in Europe and Asia.

Mr. Oliva holds various FINRA licenses including the Managing Principal and Financial Principal licenses. Prior to the formation of CCA and Southeastern Capital Partners, Mr. Oliva worked for Morgan Stanley & Co and served as an advisor to their Private Wealth Management group, developing, reviewing and implementing solutions for the firms’ investment banking clients. He was also a group manager. Mr. Oliva was nationally recognized for achievements at Morgan Stanley & Co and Shearson/Lehman Brothers in the asset management and investment banking sector. Mr. Oliva performed similar roles at Interstate/Johnson Lane and The Robinson Humphrey Company. Mr. Oliva also worked on the floor of the New York Stock Exchange.

Mr. Oliva has served on the Board of Directors since 2008 and provides expert advice to the Board of Directors on financial issues. Mr. Oliva plays a crucial role in risk management, providing advice and direction to management on a number of issues ranging from SEC filings, debt transactions and auditor independence. The Board of Directors has determined that Mr. Oliva meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Oliva is Chairman of the Audit Committee and serves on the Compensation Committee and the Governance and Nominating Committee.

William F. Readdy

From 1974 to 2005, Mr. Readdy served the United States as a naval aviator, pilot astronaut, military officer, and civil service executive. Retiring from the National Aeronautics and Space Administration (“NASA”) in September 2005, Mr. Readdy established Discovery Partners International LLC, a consulting firm providing strategic thinking and planning, risk management, safety and emerging technology solutions and decision support to aerospace and high-technology industries. Since its formation, Mr. Readdy has served as Managing Partner.

In addition, Mr. Readdy currently serves on the board of directors of American Pacific Corporation, a company that manufactures active pharmaceutical ingredients and registered intermediates, energetic products used primarily in space flight and defense systems, clean fire- extinguishing agents and water treatment equipment. Mr. Readdy is also chairman of GeoMetWatch, Inc., a startup company offering commercial satellite weather products.

In the late 1970s and early 1980s he served as a naval test pilot. Mr. Readdy joined NASA in 1986 and in 1987 became a member of the astronaut corps, but continued his military service in the Naval Reserve, attaining the rank of captain in 2000. Mr. Readdy logged more than 672 hours in space on three shuttle missions. In 1996 he commanded the space shuttle “Atlantis” on a docking mission to the Russian “Mir” space station.

In 2001, Mr. Readdy was appointed NASA’s Associate Administrator for Space Operations responsible for NASA’s major programs, several field centers and an annual budget approaching $7 billion. Following the loss of space shuttle “Columbia” in February 2003, Mr. Readdy chaired NASA’s Space Flight Leadership Council, and oversaw the agency’s recovery from the accident and the shuttle’s successful return to flight in July 2005. Mr. Readdy was honored as a Presidential Meritorious Rank Executive in 2003 and in 2005 was awarded NASA’s highest honor, the Distinguished Service Medal for the second time. In addition to the Distinguished Flying Cross he is the recipient of numerous national and international aviation and space awards, and has been recognized for his contributions to aerospace safety.

Mr. Readdy brings to the Company tremendous background and experience with NASA, the U.S. Department of Defense and with the aerospace industry in general, which are primary focuses of the Company. He also brings to the Company an extensive knowledge of public policy, program management and contracting matters involving military, civil and commercial space programs. Mr. Readdy serves on the Compensation Committee.

Sha-Chelle Manning

Sha-Chelle Manning is a founding partner of Manti Ventures, a privately held advanced technology investment group.

From September 1, 2008 to April 30, 2010, Sha-Chelle Manning has been Managing Director for Nanoholdings LLC, a company focused on oil and gas exploration through nano-enabled solutions. From January 2007 to December 31, 2008, Ms. Manning was a Vice President at Authentix, a Carlyle company that is a recognized leader in nano solutions for Fortune 500 companies and governments around the world for brand protection, excise tax recovery, and authentication of security documents and pharmaceutical drugs. From September 2005 to April 2007, Ms. Manning was a consultant to the Office of the Governor of Texas, Rick Perry, where she led the development of the Texas nanotechnology strategic plan.

Prior to these assignments, Ms. Manning was Director of Alliances at Zyvex Corporation from August 2002 to September 2005, where she was responsible for the commercialization of nanotechnology products introduced and sold into the marketplace in partnership with key government agencies and industry. Ms. Manning also served as Vice President for Winstar Communications New Media.

Ms. Manning brings to our Board a wide range of experience in management and executive strategic consulting positions for companies focusing on high-technology solutions or services. Additionally, her interaction with local, state and federal governments throughout her career provides significant experience with government affairs, particularly in the State of Texas. Ms. Manning serves on the Corporate Governance and Nominating Committee and the Audit Committee. The Board of Directors has determined that Ms. Manning meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules.

Daniel T. Russler, Jr.

Daniel Russler has more than 20 years of capital markets, development, and entrepreneurial experiences, including an extensive background in sales and trading of a broad variety of equity, fixed income and private placement securities. Since 2003, Mr. Russler has been the Principal Partner of Family Asset Management, LLC, a multi-family office providing high net worth individuals and families with financial services. Mr. Russler has held portfolio and risk management positions at First Union Securities, Inc., J.C. Bradford & Co, William R. Hough & Co, New Japan Securities International and Bankers Trust Company. His background also includes experience in project and structured finance at U.S. Generating Company.

Mr. Russler received a master’s in business administration from the Owen Graduate School of Management at Vanderbilt University and a bachelor’s degree in English and political science from the University of North Carolina. He currently serves as the Senior Warden Emeritus at St. Philips Church and on its finance committee. Dan is also active in Charleston’s youth sports programs.

Mr. Russler is the newest proposed addition to the Board of Directors and has extensive knowledge of finance, entrepreneurship, investment allocation and capital raising matters that the Board of Directors feels will add value to the shareholders. Mr. Russler’s qualifications and background were deemed to meet the Company’s requirements of an independent director by the Board of Directors in February 2011. Mr. Russler is Chairman of the Compensation Committee and serves on the Audit Committee. The Board of Directors has determined that Mr. Russler meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules.

Director Independence and Financial Experts

The Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee charters require that each member meet: (1) all applicable criteria defining “independence” that may be prescribed from time to time under Nasdaq Listing Rule 5605(a)(2), Rule 10A-(3) under the Securities Exchange Act of 1934, and other related rules and listing standards, (2) the criteria for a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the criteria for an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

The Company’s Board of Directors also annually makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of the three committees, that each director qualifying as independent is neither an officer nor an employee of Astrotech or any of its subsidiaries nor an individual that has any relationship with Astrotech or any of its subsidiaries, or with management (either directly or as a partner, shareholder or officer of an entity that has such a relationship) which, in the Board of Director’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

•	The director, at any time within the past three years, was employed by Astrotech or any of its subsidiaries;

•

The director or a family member received payments from Astrotech or any of its subsidiaries in excess of $120,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, form investments in the Company’s securities or from certain other qualifying exceptions);

•

The director is, or has a family member who is a partner in, an executive officer or controlling shareholder of any entity to which Astrotech made to or received from payments for property or services in the current or in any of the prior three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company’s securities);

•	The director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Astrotech or any of its subsidiaries;

•

The director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Astrotech’s officers served on the compensation committee of the other entity; or

•

The director is, or has a family member who is a current partner of Astrotech Corporation’s independent auditing firm, or was a partner or employee of that firm who worked on the Company’s audit at any time during the prior three years.

The Board of Directors has determined each of the following directors and director nominees to be an “independent director” as such term is defined by Rule 5605(a)(2) of the NASDAQ Listing Rules: Mark Adams; John A. Oliva; William F. Readdy; Sha-Chelle Manning and Daniel T. Russler, Jr. The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee during the past fiscal year and the proposed nominees for the upcoming fiscal year meets the independence requirements applicable to those Committees prescribed by NASDAQ and SEC rules.

Executive Officers and Key Employees of the Company who are Not Nominees

Set forth below is a summary of the background and business experience of the executive officers of the Company who are not nominees of the Board of Directors:

Name	Position(s)	Age as of Jan 1, 2012	With Company Since
John M. Porter	Senior Vice President, Chief Financial Officer and Secretary	39	2008
Don M. White	Senior Vice President, GM of Astrotech Space Operations	48	2005

John M. Porter

Mr. Porter joined Astrotech in October 2008 and serves as the Company’s Senior Vice President, Chief Financial Officer and Secretary. He is responsible for overall strategic planning, corporate development and finance. His primary areas of focus are utilizing financial management to support the core spacecraft payload processing business while efficiently advancing the Company’s biotechnology initiatives in microgravity processing and commercializing advanced technologies that have been developed in and around the space industry.

Prior to joining the Company, Mr. Porter co-founded Arabella Securities, an investment banking firm that specialized in providing trading services and equity research on small-cap companies to institutional investors. He headed the Equity Research department, and published research on small companies in the Healthcare Technology sector. Arabella Securities subsequently merged with another broker/dealer in 2006 where Mr. Porter continued to lead the firm’s Healthcare investment banking practice. Mr. Porter previously served as Director of Business Development for Luminex Corporation (NASDAQ: LMNX), a leading developer of biological testing technologies for the Diagnostic and life sciences industries. While at Luminex, Mr. Porter was responsible for the development, negotiation and management of Luminex’s strategic partnership program. During his tenure at Luminex, over 40 new strategic licensing partnerships were formed with companies around the globe including Hitachi Software (Japan), Qiagen (Germany), Tepnel (UK), Invitrogen (formerly Biosource, US), Inverness Medical (US), Millipore Corporation (formerly Upstate Biotech, US), and many other world class companies. Mr. Porter performed additional duties including strategic planning, product development, marketing management, and investor relations. Mr. Porter also served in multiple capacities during the preparation, and execution of Luminex’s initial public offering (IPO) in March 2000, where the company successfully raised approximately $100M.

Mr. Porter has a Bachelor of Science in Chemistry from Hampden-Sydney College in Virginia. In addition, Mr. Porter earned a Master of Business Administration from the A.B. Freeman School of Business at Tulane University and holds a Master of Science in Physical Chemistry & Material Science from Tulane University in New Orleans.

Don M. White

Don M. White has been instrumental in leading Astrotech’s satellite processing operations since 2005. As Senior Vice President and General Manager of Astrotech Space Operations, Mr. White oversees a rigorous satellite payload processing schedule. He is also responsible for expanding business services, improving profitability, and managing current contracts. Additionally, Mr. White maintains ongoing negotiations with all customers, pledging that every mission contract process is streamlined with the utmost efficacy and safety.

Prior to joining the Astrotech team, Mr. White was employed at Lockheed Martin as their Payloads/Ordnance Chief Engineer. He was then promoted to Mission Support Manager, leading various aspects of the Atlas V Development Program. Mr. White’s extensive aerospace experience also includes providing leadership to the Titan and Shuttle External Tank programs while at Martin Marietta Corporation.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of February 8, 2012, certain information regarding the beneficial ownership of the Company’s outstanding common stock held by (i) each person known by the Company to be a beneficial owner of more than five percent of any outstanding class of the Company’s capital stock, (ii) each of the Company’s directors, (iii) the Company’s Chief Executive Officer and two most highly compensated executive officers at the end of the Company’s last completed fiscal year, and (iv) all directors and executive officers of the Company as a group. Unless otherwise described below, each of the persons listed in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned by such party.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership #	Shares Subject to Options ($)	Total($)	Percentage of Class(1)
Certain Beneficial Owners
SMH Capital Advisors, Inc.(2)	2,272,046	—	2,272,046	11.7%
Bruce & Co., Inc.(3)	1,070,073	—	1,070,073	5.5%
Astrium GmbH (4)	1,099,245	—	1,099,245	5.7%

Non-Employee Directors:
Mark Adams(5)	449,219	64,750	513,969	2.6%
John A. Oliva(6)	170,000	63,750	233,750	1.2%
William F. Readdy(7)	150,000	63,750	213,750	1.1%
Sha-Chelle Devlin Manning(8)	135,000	30,000	165,000	*
Daniel T. Russler(9)	25,000	30,000	55,000	*
Named Executive Officers:
Thomas B. Pickens III(10)	1,950,000	113,500	2,063,500	10.6%
John M. Porter(11)	350,000	190,000	540,000	2.8%
Don M. White(12)	85,900	70,200	156,100	*
All Directors and Named Executive Officers as a Group (8 persons)	3,315,119	625,950	3,941,069	20.3%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.

#	Includes unvested restricted stock grants.

(1)	Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. As of February 8, 2012, we had 19,408,050 shares of common stock outstanding.

(2)	Held by SMH Capital Advisors, Inc. in discretionary accounts for the benefit of its clients. This holder’s address is 4800 Overton Plaza, Suite 300, Ft. Worth, Texas 76109. Includes information from Schedule 13G filed by SMH Capital Advisors, Inc. on December 31, 2011.

(3)	Bruce & Co., Inc., is the investment manager for Bruce Fund, Inc., a Maryland registered investment company with its principle business conducted at 20 North Wacker Dr., Suite 2414, Chicago, IL 60606.

(4)	Astrium GmbH’s address is Hünefeldstraße 1-5, Postfach 105909, D-28361 Bremen, Germany.

(5)	Includes 53,333 shares of unvested restricted stock with voting rights.

(6)	Includes 48,333 shares of unvested restricted stock with voting rights.

(7)	Includes 36,666 shares of unvested restricted stock with voting rights.

(8)	Includes 36,666 shares of unvested restricted stock with voting rights.

(9)	Includes 25,000 shares of unvested restricted stock with voting rights.

(10)	This holder’s address is 401 Congress Ave. Suite 1650, Austin, Texas 78701. Includes 250,000 shares of unvested restricted stock with voting rights. Also includes 1,000,000 shares of common stock pledged as collateral in connection with a personal loan.

(11)	Includes 100,000 shares of unvested restricted stock with voting rights. Also includes 200,000 shares of common stock pledged as collateral in connection with a personal loan.

(12)	Includes 25,000 shares of unvested restricted stock with voting rights.

PROPOSAL 2 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On December 9, 2011, the Astrotech Audit Committee engaged Ernst & Young, LLP as independent public accountant for the fiscal year ending June 30, 2012. With regards to this proposal, the Board of Directors is requesting the shareholders to ratify the appointment of Ernst & Young, LLP as independent accountant for the fiscal year ending June 30, 2012. Ratification requires the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote on the matter.

Ratification Requirements and Governance

There is no requirement that the Company submit the appointment of independent registered public accountants to shareholders for ratification or for the appointed auditors to be terminated if the ratification fails, but Astrotech believes that it is sound corporate governance to submit the matter to shareholder vote. The Sarbanes-Oxley Act of 2002 states the Audit Committee is solely responsible for the appointment, compensation and oversight of the independent auditor. As such, the Audit Committee may consider the appointment of other independent registered public accountants if the shareholders choose not to ratify the appointment of Ernst & Young, LLP. Additionally, the Audit Committee may terminate the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.

Independence

In making its recommendation to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2012, the Audit Committee has considered whether the provision of non-audit services by Ernst & Young, LLP is compatible with maintaining the independence of Ernst & Young, LLP. During fiscal year 2011, Ernst & Young, LLP did not provide any non-audit services to Astrotech.

Annual Meeting Representation

Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions from the shareholders present.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of Ernst & Young, the Company’s independent registered public accountants. Audit Committee policy requires the pre-approval of all audit and permissible non-audit services to be provided by independent registered public accountants in order to assure that the provision of such services does not impair the auditors’ independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals; provided, however, that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent registered public accountants.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services.

Audit Fees

The aggregate fees expensed for each of the last two fiscal years for professional services rendered by Ernst & Young, LLP and PMB Helin Donovan, LLP, the Company’s auditors through fiscal year ended June 30, 2010, for the audit of the Company’s annual financials and review of financials contained in the Company’s quarterly reports were $194,000 for fiscal year ended June 30, 2011 and $156,000 for fiscal year ended June 30, 2010. No fees were paid to Ernst & Young, LLP during 2010.

Audit-Related Fees

There were no audit-related fees billed by or to be billed by Ernst & Young, LLP or PMB Helin Donvan, LLP for fiscal years ended June 30, 2011 or 2010.

Tax Fees

Neither Ernst & Young, LLP nor PMB Helin Donovan, LLP provided tax related services to the Company during fiscal years 2011 or 2010.

All Other Fees

The Company paid no other fees to Ernst & Young, LLP during fiscal year 2011 or 2010. The Company paid PMB Helin Donovan, LLP $22,000 fiscal year 2010 for completing additional auditing procedures during the review of strategic alternatives. PMB Helin Donovan, LLP was also paid $12,000 in fiscal year 2011 and $11,000 in fiscal year 2010 for auditing of the Company’s 401(k) plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2012

Report of the Audit Committee

The Board of Directors has established an Audit Committee of independent directors which operates under a written charter adopted by the Board of Directors. The charter was amended and restated in May 2004. Astrotech’s management is responsible for establishing a system of internal controls and for preparing the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Astrotech’s independent accountants are responsible for auditing the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing their report based on that audit. Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics, (iii) the independent registered public accountants’ qualifications and independence, and (iv) the performance of the independent registered public accountants. The Audit Committee is also directly responsible for selecting and evaluating the independent registered public accountants; reviewing, with the independent registered public accountants, the plans and scope of the audit engagement; and reviewing with the independent registered public accountants their objectivity and independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and Astrotech’s independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States, or that Astrotech’s independent accountants are in fact “independent” for fiscal year 2011. The Board of Directors has determined that for fiscal year 2011, John A. Oliva, Daniel T. Russler, Jr. and Sha-Chelle Manning were audit committee financial experts and such persons are independent as defined under the federal securities laws.

In connection with the preparation of the audited financial statements included in Astrotech’s Annual Report on Form 10-K for the year ended June 30, 2011:

•	The Audit Committee reviewed and discussed the audited financial statements with the independent registered public accountants and management.

•

The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In general, these auditing standards require the auditors to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates, and audit adjustments; disagreements with management; and the auditors’ judgment about the quality of the Company’s accounting principles.

•

The Audit Committee received from the independent registered public accountants written disclosures and the letter regarding their independence required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the auditors their independence. In general, Independence Standards Board Standard No. 1 requires the auditors to disclose to the Audit Committee any relationship between the auditors and its related entities and Astrotech that in the auditors’ professional judgment may reasonably be thought to bear on independence. The Audit Committee also considered whether the independent registered public accountants’ provision of non-audit services to Astrotech was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended June 30, 2011 be included in Astrotech’s Annual Report on Form 10-K filed with the SEC.

This report is submitted by the members of the Audit Committee of the Board of Directors:

John A. Oliva (Chairman)

Daniel T. Russler, Jr.

Sha-Chelle Manning

September 15, 2011

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

PROPOSAL 3 – AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On February 16, 2012, the Board of Directors adopted a resolution approving, and recommending to the shareholders for their approval, a proposal to amend our Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding common stock (a “Reverse Stock Split”) at any whole number ratio between, and inclusive of, one for two (every two shares would be combined into one) and one for five (every five shares would be combined into one), which the Board of Directors will determine in its sole discretion. Approval of this Proposal will grant the Board of Directors the authority, without further action by the shareholders, to carry out the amendment to the Articles of Incorporation at any time after the date shareholder approval for the amendment is obtained but prior to the occurrence of the annual stockholders meeting in respect of fiscal year 2012 (the “2012 Annual Meeting”), with the exact exchange ratio and timing of the Reverse Stock Split to be determined at the discretion of the Board of Directors. The decision whether and when to effect the Reverse Stock Split, and at what whole number ratio to effect the Reverse Stock Split, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of the NASDAQ Capital Market.

A sample form of the certificate of amendment (the “Amendment”) to our Articles of Incorporation, which we would file with the Secretary of State of the State of Washington to effect the Reverse Stock Split, is attached to this Proxy Statement as Appendix A.

Except for adjustments that may result from the treatment of fractional shares resulting from the Reverse Stock Split, which are explained below under the caption “Fractional Shares,” each shareholder will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as the shareholder held immediately prior to the Reverse Stock Split. The proposed Reverse Stock Split will not change the terms of our common stock, and the shares of new common stock issued after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. The common stock issued after the proposed reverse split will remain fully paid and non-assessable.

The proposed Reverse Stock Split will not affect the number of shares of common stock authorized in the Certificate of Incorporation, which is 75,000,000 shares. Because the number of shares of authorized common stock will not be affected, the effect of the proposed reverse split will be an increase in the authorized, but unissued, shares of common stock.

Rationale for the Reverse Stock Split

Our common stock trades on the NASDAQ Capital Market, which we believe helps support and maintain stock liquidity and company recognition for our shareholders. Companies listed on the NASDAQ Capital Market, however, are subject to various continued listing standards imposed by the NASDAQ Stock Market. One of these standards is the “minimum bid price” requirement, which requires that the bid price of the common stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from the NASDAQ Capital Market if the closing bid price of its stock remains below $1.00 per share for an extended period of time.

The closing bid price of our common stock on February 16, 2012 was $0.74 per share. As such, our primary objective in proposing the Reverse Stock Split is to increase the per share trading price of our common stock to greater than $1.00 per share. On August 30, 2011, we received a notification letter from the NASDAQ Stock Market indicating that we were at risk of delisting for non-compliance with the minimum bid price requirement. The NASDAQ listing rules provide us a with a grace period of 180 calendar days in which to regain compliance. In order to regain compliance, our common stock would have to close at $1.00 per share or more for a minimum of ten consecutive business days before expiration of the 180-day grace period, or February 27, 2012. In the event that we have not regained compliance prior to February 27, 2012, we will receive a staff delisting determination letter notifying us that our common stock is subject to delisting. Our Board of Directors has considered the potential harm to the Company of a delisting from the NASDAQ Capital Market and believes that the Reverse Stock Split would be in the best interest of the Company.

In the event that the Company has not regained compliance with the minimum bid price by February 27, 2012, it may be eligible for additional time. To qualify, the Company must meet all listing standards of the NASDAQ Capital Market, with the exception of the minimum bid price requirement, and must provide NASDAQ with written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, NASDAQ will grant the Company an additional 180 days to cure the deficiency. We believe we meet these requirements, and on February 13, 2012, the Company submitted written notice to NASDAQ of its intention to cure the deficiency, by effecting a reverse stock split, if necessary.

Effecting the Reverse Stock Split would reduce our total shares of common stock outstanding, which we believe will increase the price per share of our common stock. For example, a hypothetical company with a market value of $50 million and 100 million shares outstanding would have a trading price of $0.50 per share, while a company with the same market value and only 25 million shares outstanding would have a trading price of $2.00 per share.

We are asking shareholders to approve this Proposal because we believe the Reverse Stock Split will result in a higher price per share for outstanding shares of our common stock. This, we believe, could provide a number of potential advantages. We describe each of these below.

Potential Advantages of the Reverse Stock Split

Maintain NASDAQ Capital Market Listing. We believe that having our common stock delisted from the NASDAQ Capital Market would be undesirable for our shareholders and potentially detrimental to our business. Following any such delisting, our common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, the NASDAQ Capital Market. Many OTC stocks trade less frequently and in smaller volumes than securities traded on the NASDAQ markets, which could have a material adverse effect on the liquidity of our common stock. We also deem valuable our ticker symbol, which is easily recognized as “ASTC” and which we could lose if we were delisted by the NASDAQ Capital Market. Moreover, being listed on the NASDAQ Capital Market carries with it certain prestige and we believe it improves the recognition of our company.

Our Board of Directors believes that a Reverse Stock Split, at a whole number exchange ratio ranging from one-for-two to one-for-five, would result in an increase in the price per share, and thereby help us meet the $1.00 per share minimum bid price requirement. While our stock price could trade above $1.00 on its own accord before the NASDAQ deadline for compliance, our Board of Directors believes that it is in our best interests and in the interests of our shareholders to seek approval of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split in order to increase the likelihood that we regain compliance within the required timeframe. Although we do not currently anticipate effectuating the Reverse Stock Split if our common stock’s closing bid price satisfies the minimum closing bid price requirements prior to the expiration of our compliance period, we may still effect the Reverse Stock Split if our shareholders approve this Proposal and our Board of Directors subsequently determines that effecting the Reverse Stock Split would be in the best interests of the company and its shareholders.

Facilitate Potential Future Financings. By preserving our NASDAQ Capital Market listing, we can continue to consider and pursue a wide range of future financing options to support our business. We believe being listed on a national securities exchange, such as the NASDAQ Capital Market, is valued highly by many long-term investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future shareholders.

Increase Our Common Stock Price to a Level More Appealing for Investors. We believe that the Reverse Stock Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that many institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid, or are less likely to be followed by institutional securities research firms. Additionally, the policies and practices of a number of brokerage houses with respect to the payment of commissions based on stock price tend to discourage individual brokers within those firms from dealing in lower-priced stocks. The Board of Directors believes that the foregoing factors adversely affect the price and liquidity of the common stock, and could also affect the Company’s ability to raise additional capital through a sale of equity securities. We believe that the reduction in the number of issued and outstanding shares of our common stock that would result from the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage further interest in our common stock.

Certain Risks Associated with the Reverse Stock Split

The proposed Reverse Stock Split carries with it several significant risks.

If the Reverse Stock Split is implemented, the resulting market price per share of common stock may not rise and may not attract institutional investors or investment funds.

We cannot assure you that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For instance, using the closing price of our common stock on February 8, 2012 of $0.76 per share as an example, if our Board of Directors were to implement the Reverse Stock Split at a one for two ratio, we cannot assure you that the post-split market price of our common stock would be or would remain at a price of two times greater than $0.76, or $1.43. In many cases, the market price of a company’s shares declines after a reverse stock split. Thus, while our stock price might meet the continued listing requirements for the NASDAQ Capital Market initially, we cannot assure you that it would continue to do so.

Further there can be no assurance that the Reverse Stock Split will not adversely impact the trading volume or market price of the common stock or, alternatively, that any increased per share price of the common stock immediately after the proposed Reverse Stock Split will be sustained for any period of time. As a result, the trading liquidity of our common stock may not necessarily improve, and consequently, there would be no increase in the Company’s access to future capital though the issuance of common stock.

The Company’s total market capitalization immediately after the proposed Reverse Stock Split may be lower than immediately before the proposed Reverse Stock Split.

The market price of our common stock will also be affected by our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the decline as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

The Reverse Stock Split may result in some shareholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of the Company’s common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “board lots” of even multiples of 100 shares.

If the Reverse Stock Split is approved and implemented, there will be a substantial number of authorized shares available for issuance.

If the Reverse Stock Split is approved and implemented, there will be a substantial number of authorized but unissued shares. A significant number of authorized shares available for issuance could create a number of concerns for the Company’s shareholders. Among those concerns is the Board of Directors’ ability to issue any or all of those shares at any time, and from time to time, as the Board of Directors sees fit. The large number of authorized but unissued shares could be used for any purpose approved by the Board of Directors. Those purposes could include merger, acquisition or capital financing transactions in which the percentage ownership of the common stock held by the Company’s existing shareholders would be significantly diluted. Those purposes could also include grants of shares of common stock, or options, warrants or other rights to acquire shares of common stock, to employees, officers, directors (including the members of the Board of Directors who possess the authority to determine whether and in what amount such grants should be made), consultants or other parties. Those purposes could also include other transactions with third parties (including members of the Board of Directors), in which the Board of Directors determines that shares of common stock should be issued in exchange for consideration provided by the other party. Any or all of the forgoing actions could result in significant and potentially detrimental dilution of the percentage ownership of the Company’s existing shareholders.

Shareholders should also recognize that an excessively large number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect on the Company. For example, a large number of authorized but unissued shares of common stock would permit the Board of Directors to issue shares of common stock that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another entity.

On July 29, 2009, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock. Each Right entitles the registered holder to purchase from the Company one one thousandth of a share of Series D Junior Participating Preferred Stock of the Company at a price of $6.50 per one one thousandth of a preferred share, subject to adjustment. The Rights will generally separate from the Common Stock and become exercisable if any person or group acquires 15% or more of the Company’s common stock. Because the Rights may substantially dilute the stock ownership of a person or group attempting to take over the Company, the Company’s stockholder rights plan could make it more difficult for a third party to acquire the Company (or a significant percentage of the Company’s outstanding capital stock) without first negotiating with the Board of Directors regarding such acquisition. If the proposed Reverse Stock Split is effected, the Rights will automatically be proportionately adjusted in accordance with the Designation of Rights, Terms and Preferences of Series D Junior Participating Preferred Stock of Astrotech Corporation filed as Exhibit 3.1 to the Company’s Form 8-A filed on July 31, 2009 and the Rights Agreement, dated as of July 29, 2009, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, filed as Exhibit 4.1 to the Company’s Form 8-A filed on July 31, 2009, as amended.

Principal Effects of the Reverse Stock Split

Reduction of Shares Held by Our Shareholders. After the effective date of the Reverse Stock Split, each shareholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share, as described below. For example, a holder of two percent of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold two percent of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split. The Reverse Stock Split will not change the per share par value of the common stock.

The number of shareholders of record will not be affected by the Reverse Stock Split. In addition, because the number of shares of authorized common stock will not be affected, the Reverse Stock Split will result in an increase in the authorized, but unissued, shares of common stock as a percentage of total authorized shares.

Change in Number and Exercise Price of Outstanding Options and Warrants. The proposed Reverse Stock Split will reduce the number of shares of common stock available for issuance under our equity plans in proportion to the exchange ratio selected by the Board of Directors.

Under the terms of our outstanding equity awards and warrants, the proposed Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards and warrants in proportion to the exchange ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise price of such awards and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Reduction in Number of Outstanding Shares; Increase in Number of Unreserved Shares. The Reverse Stock Split will reduce the total number of outstanding shares of common stock by the exchange ratio determined by the Board of Directors in its discretion and it will apply automatically to all shares of our common stock, including shares issuable upon the exercise of outstanding stock options and warrants. The following table contains approximate information relating to our common stock under certain of the possible exchange ratios, based on share information as of February 8, 2012:

	Current	1-For-2 Split	1-For-3 Split	1-For-5 Split
Authorized common stock	75,000,000	75,000,000	75,000,000	75,000,000
Common stock outstanding	19,408,050	9,704,025	6,469,350	3,881,610
Common stock issuable upon exercise of outstanding options	1,147,850	573,925	382,617	229,570
Common stock issuable upon vesting of restricted stock grants	705,563	352,782	235,188	141,113
Common stock issuable upon exercise of outstanding warrants	—	—	—	—
Common stock reserved for issuance upon exercise of options available for future grant	1,453,053	726,527	484,351	290,611
Common stock authorized but unissued and unreserved	52,991,047	63,995,523	67,663,682	70,598,209

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the Reverse Stock Split. Accordingly, the Reverse Stock Split will have the effect of increasing the authorized, but unissued, shares of our common stock as a percentage of total authorized shares. These shares may be used by us for various purposes in the future without further shareholder approval (subject to applicable NASDAQ rules), including, among other things, financings, strategic partnering arrangements, equity incentive plans, acquisitions of assets or businesses, stock splits or stock dividends.

Regulatory Effects. The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Filing the Amendment to effect the Reverse Stock Split will not affect our reporting requirements under the Exchange Act or our obligation to file publicly financial and other information with the SEC. If the proposed Reverse Stock Split is effected, we expect that our common stock will continue to trade on the NASDAQ Capital Market under the symbol “ASTC” (although NASDAQ likely would add the letter “d” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

U.S. Federal Income Tax Consequences. The following is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of a Reverse Stock Split. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. It does not address the alternative minimum tax provisions of the Code or any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks or other financial institutions, insurance companies, regulated investment companies, mutual funds, partnerships or other pass-through entities, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders in securities, or tax-exempt entities. Further, this summary assumes that the old shares of common stock were, and the new shares of common stock received in the Reverse Stock Split will be, held as a “capital asset,” (generally, property held for investment) as that term is defined in the Code.

We have not sought and will not seek any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. SHAREHOLDERS ARE ADVISED

TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

We believe that a Reverse Stock Split will qualify as a “recapitalization” described in Section 368(a)(1)(E) of the Code. Assuming that the Reverse Stock Split qualifies as a recapitalization, a shareholder of the company who exchanges his or her old shares of common stock solely for new shares of common stock will recognize no gain or loss for federal income tax purposes.

A shareholder’s aggregate tax basis in the new shares of common stock received in the Reverse Stock Split will be the same as his or her aggregate tax basis in the old shares of common stock. The holding period of the new shares of common stock received by such shareholder in the Reverse Stock Split will include the period during which the old shares of common stock surrendered in the exchange were held.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this Proposal is approved by our shareholders, and if our Board of Directors concludes that the Reverse Stock Split is in the best interests of the Company and its shareholders prior to the occurrence of our 2012 Annual Meeting, our Board of Directors will cause the Reverse Stock Split to be implemented at the whole number ratio between one-for-two and one-for-five, as selected by our Board of Directors in its sole discretion. We will file an amendment to our Articles of Incorporation with the Washington Secretary of State at such time as our Board of Directors deems appropriate. The amendment will become effective on the date that it is filed (the “Effective Date”).

As soon as practicable after the Effective Date, the Company will retain an exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. The Exchange Agent will mail a transmittal form to each holder of record of the Company’s common stock that will be used in forwarding certificates for surrender and the exchange for certificates representing the number of shares of the Company’s common stock the holder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of the transmittal form, each holder should surrender the certificates formerly representing shares of the Company’s common stock and, in exchange, will receive certificates representing the number of shares of the Company’s common stock to which the holder is entitled following the Reverse Stock Split. No shareholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Shareholders should not send in certificates until they receive a transmittal form from the Company’s Exchange Agent. In connection with the Reverse Stock Split, the Company’s common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of the Company’s post-Reverse Stock Split common stock.

No new certificates will be issued to a shareholder until the shareholder has surrendered to the Exchange Agent his, her or its outstanding certificate(s) together with the properly completed and executed transmittal form. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Shareholders whose shares are held in book-entry form do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share, to the extent permitted under Washington state law.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. As of the Effective Date, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the amendment to the Articles of Incorporation, even if the Reverse Stock Split has been authorized by our shareholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

No Dissenter’s Rights

Under applicable Washington law, our shareholders are not entitled to dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Directors’ Recommendation

The affirmative vote of a majority of all issued and outstanding shares of common stock is required to approve the Reverse Stock Split. If you abstain from voting on this proposal to approve the Reverse Stock Split, it will have the same effect as a vote “AGAINST” the proposal. Your vote is therefore extremely important.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

ADDITIONAL INFORMATION

Proxy Solicitation Expense

In addition to solicitation by mail, directors, officers, and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. The Company has retained Mediant Communications to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

Deadline for Submission of Shareholder Proposals for Next Year’s Annual Meeting

The proxy rules adopted by the SEC provide that certain shareholder proposals must be included in the Proxy Statement for the Company’s 2012 Annual Meeting. For a proposal to be considered for inclusion in the Company’s proxy materials for the Company’s 2011 Annual Meeting of Shareholders, it must be received in writing by the Company on or before         , 2012 at its principal office, 401 Congress Ave, Suite 1650, Austin, Texas, 78701, Attention: Secretary. If the Company receives notice of a shareholder’s intent to present a proposal at the Company’s 2012 Annual Meeting after         , 2012, the Company will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company’s proxy materials. Shareholders who wish to submit a proposal at next year’s Annual Meeting must submit notice of the proposal, in writing, to the Company at the address set forth above. Notwithstanding the foregoing, in the event that the Company changes the 2012 Annual Meeting more than 30 days from the date of this year’s Annual Meeting, the Company will provide the deadline for submissions of shareholder proposals in an annual, quarterly or current report, so as to provide notice of such submission deadline to shareholders, which shall be a reasonable time before the Company begins to print and send its proxy materials.

Discretionary Voting of Proxies on Other Matters

The Board of Directors for the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Incorporation by Reference

A copy of our Quarterly Report on Form 10-Q for the period ended December 31, 2011, including financial statements, accompanies this proxy statement. We are incorporating by reference from this Quarterly Report the financial statements and supplementary data, the management discussion and analysis of financial condition and results of operation and quantitative and qualitative disclosures about market risk for the period discussed in the Quarterly Report. A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including financial statements, accompanies this proxy statement. We are also incorporating by reference from this Annual Report, the Company’s (i) director and officer compensation information required pursuant to Item 8 and (ii) financial statements, supplementary data, the management discussion and analysis of financial condition and results of operation and quantitative and qualitative disclosures about market risk required pursuant to Item 13(a) of the SEC’s proxy rules. The information that is incorporated by reference is available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

OTHER MATTERS

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

The Company’s Annual Report on Form 10-K, including the Company’s audited financial statements for the year ended June 30, 2011 and the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2011 are being distributed to all shareholders of record as of the record date.

By Order of the Board of Directors,

John M. Porter

Senior Vice President and Chief Financial Officer

and Secretary

Austin, Texas

APPENDIX A

FORM OF AMENDMENT

TO THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF ASTROTECH CORPORATION

Astrotech Corporation (the “Company”), a corporation organized and existing under the laws of the State of Washington, through its duly authorized officer and by authority of its Board of Directors, does hereby certifies that:

FIRST	The name of the Company is Astrotech Corporation.
SECOND	That the Board of Directors of the Company has duly adopted resolutions (i) authorizing the Company to execute and file with the Secretary of State of the State of Washington this Certificate of Amendment to the Amended and Restated Articles of Incorporation (this “Amendment”) to combine each [ ] outstanding shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), into one (1) validly issued, fully paid and non-assessable share of Common Stock; and (ii) declaring this Amendment to be advisable, submitted to and considered by the shareholders of the Company entitled to vote thereon for approval by the affirmative vote of such shareholders in accordance with the terms of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Sections 23B.10.030 and 23B.10.040 of the Washington Business Corporation Act (the “WBCA”) and recommended for approval by the shareholders of the Company.
THIRD	That this Amendment was duly adopted in accordance with the terms of the Articles of Incorporation and the provisions of Sections 23B.10.030 and 23B.10.040 of the WBCA by the Board of Directors and shareholders of the Company.
FOURTH	That the capital of the Company shall not be reduced under or by reason of this Amendment.
FIFTH	That upon the effectiveness of this Amendment, the Articles of Incorporation is hereby amended such that the following paragraph shall be added after the first paragraph of Article Four of the Articles of Incorporation:

As of 5:00 p.m. (eastern time) on [            ,            ] (the “Effective Time”), each [            ] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

[signature page follows]

1

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Amended and Restated Articles of Incorporation to be executed by [            ], its [            ], this [            ] day of [    ], 201[_].

Dated as of [            ], 201[_].

ASTROTECH CORPORATION

By:
Name:
Title:

2

ANNUAL MEETING OF ASTROTECH CORPORATION

Date:	March 29, 2012
Time:	9:00 A.M. (Central Time)
Place:	401 Congress Ave, Suite 1650, Austin, TX 78701

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: THE NOTICE OF MEETING, PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT:

WWW.ASTROTECH.COM/INVESTORS/PROXY-STATEMENTS

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1:	Election of Directors
	01	Thomas B. Pickens III	04	Sha-Chelle Manning
	02	Mark Adams	05	William F. Readdy
	03	John A. Oliva	06	Daniel T. Russler, Jr.

Vote For	Withhold Vote	*Vote For
All Nominees	From All Nominees	All Except
☐	☐	☐

*INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

Directors Recommend ê
		For	Against	Abstain
2:	Ratify Ernst & Young, LLP as the independent auditor.	☐	☐	☐	For

3:	Approval of the reverse stock split.	☐	☐	☐	For

To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

To attend the meeting and vote your shares in person, please mark this box.

Authorized Signatures - This section must be completed for your vote to be counted.

☐

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Astrotech Corporation

to be held on Thursday, March 29, 2012

for Holders as of February 8, 2012

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:

INTERNET	TELEPHONE

Go To		866-390-5376
www.proxypush.com/astc
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card ready.
	MAIL	• Follow the simple recorded instructions. • There is no charge to you for the call.

OR	• Mark, sign and date your Proxy Card.
• Detach your Proxy Card.
• Return your Proxy Card in the postage-paid envelope provided.

The undersigned hereby appoints Thomas B. Pickens lll as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Astrotech Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

All votes must be received by 5:00 P.M., Eastern Time, March 28, 2012.

PROXY TABULATOR FOR

ASTROTECH CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

EVENT #
CLIENT #

é  Please separate carefully at the perforation and return just this portion in the envelope provided.  é

Revocable Proxy — Astrotech Corporation

Annual Meeting of Shareholders

March 29, 2012, 9:00 A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Thomas B. Pickens III, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Astrotech Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Thursday, March 29, 2012 at 9:00 A.M. (Central) at the offices of Astrotech Corporation, 401 Congress Avenue, Suite 1650, Austin, Texas 78701, and any and all postponements or adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed, at the discretion of the proxy holder, on any other matters that may come before the Annual Meeting or any and all postponements or adjournments thereof, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified;

FOR the ratification of Ernst & Young, LLP as independent auditor; AND

FOR the approval of the reverse stock split of the Company’s common stock in a ratio to be determined by the Board of Directors.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

é  Please separate carefully at the perforation and return just this portion in the envelope provided.  é